DISTRIBUTION AGREEMENT


     THIS AGREEMENT is made as of this 17th day of April, 2001 by and between Green Century Funds, a Massachusetts business trust (the "Trust"), and UMB Distribution Services, LLC, a Wisconsin limited liability company (the "Distributor").

     WHEREAS, the Trust is an open-end investment company registered under the Investment Company Act of 1940, as amended (the "Act") and is authorized to issue shares of beneficial interests (the "Shares") in separate series with each such series representing interests in a separate portfolio of securities and other assets;

     WHEREAS, the Distributor is registered as a broker-dealer under the Securities Exchange Act of 1934, as amended (the "1934 Act"), and is a member of the National Association of Securities Dealers, Inc. (the "NASD");

     WHEREAS, the Trust and Distributor desire to enter into an agreement pursuant to which Distributor shall be the distributor of the Shares of the Trust representing the investment portfolios listed on Schedule A hereto and any additional investment portfolios the Trust and Distributor may agree upon and include on Schedule A as such Schedule may be amended from time to time (such investment portfolios and any additional investment portfolios are individually referred to as a "Fund" and collectively the "Funds");

     WHEREAS, the Board of Trustees of the Trust has adopted a Distribution Plan with respect to certain Funds pursuant to Rule 12b-1 under the Act, which is incorporated herein by reference and pursuant to which the Trust, on behalf of those Funds, desires to enter into this Distribution Agreement; and

     WHEREAS, the Trust, with respect to certain other Funds which have not adopted a Distribution Plan pursuant to Rule 12b-1 under the Act, desires to enter into this Distribution Agreement.

     NOW, THEREFORE, in consideration of the mutual promises and agreements herein contained and other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto, intending to be legally bound, do hereby agree as follows:


1.    APPOINTMENT OF THE DISTRIBUTOR.

      The Trust hereby appoints the Distributor as agent for the distribution of the Shares, on the terms and for the period set forth in this Agreement. Distributor hereby accepts such appointment as agent for the distribution of the Shares on the terms and for the period set forth in this Agreement.


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2.    SERVICES AND DUTIES OF THE DISTRIBUTOR.

      2.1 Distributor will act as agent for the distribution of Shares in accordance with the instructions of the Trust's Board of Trustees and the registration statement and prospectuses then in effect with respect to the Funds under the Securities Act of 1933, as amended (the "1933 Act"). The Distributor, in connection with its duties hereunder, shall (i) register and maintain in full force and effect the licenses of its agents and representatives under all applicable laws, rules and regulations, (ii) review all advertising and sales material of the Trust to ensure that such materials comply with all applicable rules and regulations made or adopted pursuant to the Act, by the Securities and Exchange Commission (the "Commission") and the NASD, and (iii) file with the NASD and the Commission where required on a timely basis all advertising and sales materials of the Trust which have been approved by the Distributor. The Trust represents that it will not use any advertising or sales material unless and until such materials have been approved and authorized for use by the Distributor.

      2.2 Subject to the terms of Section 4, Distributor may finance appropriate activities which it deems reasonable which are primarily intended to result in the sale of Shares, including, but not limited to, advertising, the printing and mailing of prospectuses to other than current shareholders, and the printing and mailing of sales literature which has been approved by the Trust prior to its use. Distributor may enter into servicing and/or selling agreements with qualified broker/dealers and other persons with respect to the offering of Shares to the public, and if it so chooses Distributor will act only on its own behalf as principal. The Distributor shall not be obligated to sell any certain number of Shares of any Fund.

      2.3 All Shares of the Funds offered for sale by Distributor shall be offered for sale to the public at a price per unit (the "offering price") equal to their net asset value (determined in the manner set forth in the Funds' then current prospectus).

      2.4 Distributor shall act as distributor of the Shares in compliance in all material respects with all applicable laws, rules and regulations, including, without limitation, all rules and regulations made or adopted pursuant to the Act, by the Commission and the NASD.


3.    DUTIES AND REPRESENTATIONS OF THE TRUST.

      3.1 The Trust represents that it is registered as an open-end management investment company under the Act and that it has and will continue to act in conformity with its Declaration of Trust, By-Laws, its registration statement as may be amended from time to time and resolutions and other instructions of its Board of Trustees and has and will continue to comply with all applicable laws, rules and regulations including without limitation the 1933 Act, the 1934 Act, the Act, the laws of the states in which shares of the Funds are offered and sold, and the rules and regulations thereunder.

      3.2 The Trust shall take all necessary action to register and maintain the registration of the Shares under the 1933 Act for sale as herein contemplated and shall pay or cause to be paid all costs and expenses in connection with the registration of Shares under the 1933 Act, and

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be responsible for all expenses in connection with maintaining facilities for the issue and transfer of Shares and for supplying information, prices and other data to be furnished by the Trust hereunder.

      3.3 The Trust shall execute any and all documents and furnish any and all information and otherwise take all actions which may be reasonably necessary in the discretion of the Trust's officers in connection with the qualification of the Shares for sale in such states as Distributor and the Trust may approve, shall maintain the qualification of a sufficient number or amount of shares thereunder, and shall pay or cause to be paid all expenses which may be incurred in connection with such qualification.

      3.4 The Trust shall, at its expense, keep the Distributor fully informed with regard to its affairs. In addition, the Trust shall furnish Distributor from time to time, for use in connection with the sale of Shares, such information with respect to the Trust and the Shares as Distributor may reasonably request, and the Trust warrants that the statements contained in any such information shall be true and correct.

      3.5 The Trust represents to Distributor that all registration statements and prospectuses of the Trust filed or to be filed with the Commission under the 1933 Act with respect to the Shares have been and will be prepared in conformity with the requirements of the 1933 Act, the Act, and the rules and regulations of the Commission thereunder. As used in this Agreement the terms "registration statement" and "prospectus" shall mean any registration statement and prospectus (together with the related statement of additional information) at any time now or hereafter filed with the Commission with respect to any of the Shares and any amendments and supplements thereto which at any time shall have been or will be filed with said Commission. The Trust represents and warrants to Distributor that any registration statement and prospectus, when such registration statement becomes effective, will contain all statements required to be stated therein in conformity with the 1933 Act, the Act and the rules and regulations of the Commission; that all statements of fact contained in the registration statement and prospectus will be true and correct in all material respects when such registration statement becomes effective; and that neither the registration statement nor any prospectus when such registration statement becomes effective will include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading to a purchaser of Shares. The Trust agrees to file from time to time such amendments, supplements, reports and other documents as may be necessary in order to comply with the 1933 Act and the Act and in order that there may be no untrue statement of a material fact in a registration statement or prospectus, or necessary in order that there may be no omission to state a material fact in the registration statement or prospectus which omission would make the statements therein misleading. If the Trust shall not propose an amendment or amendments and/or supplement or supplements promptly after receipt by the Trust of a written request from Distributor to do so, Distributor may, at its option, immediately terminate this Agreement. The Trust shall not file any amendment to the registration statement or supplement to any prospectus without giving Distributor reasonable notice thereof in advance; provided, however, that nothing contained in this Agreement shall in any way limit the Trust's right to file at any time such amendments to any registration statement and/or supplements to any prospectus, of whatever

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character, as the Trust may deem advisable, such right being in all respects absolute and unconditional.

      3.6 Whenever in their judgment such action is warranted by market, economic or political conditions, or by circumstances of any kind, the Trust's officers may decline to accept any orders for, or make any sales of, any Shares until such time as they deem it advisable to accept such orders and to make such sales and the Trust shall advise Distributor promptly of such determination.

      3.7 The Trust agrees to advise, or cause its administrator to advise, the Distributor promptly in writing:

            (i) of any correspondence or other communication by the Commission or its staff relating to the Funds including requests by the Commission for amendments to the registration statement or prospectuses or comments thereon;

            (ii) in the event of the issuance by the Commission of any stop order suspending the effectiveness of the registration statement or prospectuses then in effect or the initiation of any proceeding for that purpose;

            (iii) of the happening of any event which makes untrue any statement of a material fact made in the registration statement or prospectuses or which requires the making of a change in such registration statement or prospectuses in order to make the statements therein not misleading; and

            (iv) of all actions taken by the Commission or the staff of the Commission with respect to any amendments to any registration statement or prospectus which may from time to time be filed with the Commission.


4.    EXPENSES.

      Subject to the terms of the Trust's Distribution Plan, the Trust will pay or cause to be paid the Distributor a distribution fee from each Fund not to exceed on an annual basis such rate listed on Schedule A as reimbursement for expenses, approved by the Trust's administrator or required by law, incurred by the Distributor in connection with the sale of Shares including without limitation, (i) the Distributor's out-of-pocket expenses incurred in connection with activities primarily intended to result in the sale of Shares including, without limitation, (a) printing and distribution of prospectuses, statements of additional information and shareholder reports to dealers and others (other than existing shareholders), (b) production, printing, filing and distribution of sales materials and forms used in connection with the offering of shares to any dealer or others (other than existing shareholders), (c) placement of media advertising, (d) engagement of designers, free lance writers and public relation firms, (e) long distance telephone lines, services and charges, (f) postage and overnight delivery charges, (g) storage of inventory, (h) regulatory filing fees and (i) travel, lodging and meals, (ii) amounts paid by Distributor to dealers or other persons entering into a selling or servicing agreement with Distributor, and (iii)

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other distribution related expenses whether or not specifically required to be made by the Distributor under this Agreement. Distributor shall provide to the Trust's Board of Trustees a quarterly report of the expenses incurred pursuant to this Agreement.

5.    INDEMNIFICATION.

      5.1(a) The Trust authorizes Distributor to use any prospectus, in the form furnished to Distributor from time to time, in connection with the sale of Shares. The Trust shall indemnify, defend and hold the Distributor, and each of its present or former directors, members, officers, employees, representatives and any person who controls or previously controlled the Distributor within the meaning of Section 15 of the 1933 Act ("Distributor Affiliates"), free and harmless from and against any and all losses, claims, demands, liabilities, damages and expenses (including the costs of investigating or defending any alleged losses, claims, demands, liabilities, damages or expenses and any counsel fees incurred in connection therewith) which Distributor or Distributor Affiliates may incur, arising out of or based upon any breach by the Trust of any representation, warranty or covenant in this Agreement, or any untrue statement, or alleged untrue statement, of a material fact contained in the registration statement or any prospectus, as from time to time amended or supplemented, or an annual or interim report to shareholders, or arising out of or based upon any omission, or alleged omission, to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that the Trust's obligation to indemnify Distributor and/or Distributor Affiliates shall not be deemed to cover any losses, claims, demands, liabilities, damages or expenses arising out of any untrue statement or alleged untrue statement or omission or alleged omission made in the registration statement, prospectus, or annual or interim report in reliance upon and in conformity with information relating to the Distributor and furnished to the Trust or its counsel by Distributor for the purpose of, and used in, the preparation thereof; and provided further that the Trust's agreement to indemnify Distributor and/or Distributor Affiliates shall not be deemed to cover any liability to the Trust or its shareholders to which Distributor would otherwise be subject by reason of its willful misfeasance, bad faith or gross negligence in the performance of its duties, or by reason of its reckless disregard of its obligations and duties, under this Agreement. The Trust's agreement to indemnify the Distributor and/or Distributor Affiliates, as the case may be, with respect to any action, is expressly conditioned upon the Trust being notified of such action brought against Distributor, or the Distributor Affiliates, within a reasonable time after the summons or other first legal process giving information of the nature of the claim shall have been served upon the Distributor, or such person, such notification to be given by letter or by telegram addressed to the Trust's President, but the failure so to notify the Trust of any such action shall not relieve the Trust from any liability which the Trust may have to the person against whom such action is brought by reason of any such untrue, or alleged untrue, statement or omission, or alleged omission, otherwise than on account of the Trust's indemnity agreement contained in this Section 5.1.

      5.1(b) The Trust shall be entitled to participate at its own expense in the defense or, if it so elects, to assume the defense of any suit brought to enforce any such loss, claim, demand, liability, damage or expense, but if the Trust elects to assume the defense, such defense shall be conducted by counsel chosen by the Trust and approved by the Distributor, which approval shall not be unreasonably withheld. In the event the Trust elects to assume the defense of any such

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suit and retain such counsel, the indemnified defendant or defendants in such suit shall bear the fees and expenses of any additional counsel retained by them. If the Trust does not elect to assume the defense of any such suit, or in case the Distributor does not, in the exercise of reasonable judgment, approve of counsel chosen by the Trust, the Trust will reimburse the indemnified person or persons named as defendant or defendants in such suit, for the fees and expenses of any counsel retained by Distributor and them. The Trust's indemnification agreement contained in this Section 5.1 and the Trust's representations, warranties and covenants in this Agreement shall remain operative and in full force and effect regardless of any investigation made by or on behalf of the Distributor, and each of the Distributor Affiliates, and shall survive the delivery of any Shares and the termination of this Agreement. This Agreement of indemnity will inure exclusively to the Distributor's benefit, to the benefit of each Distributor Affiliate, and their successors. The Trust agrees promptly to notify Distributor of the commencement of any litigation or proceedings against the Trust or any of its officers or directors in connection with the issue and sale of any of the Shares.

      5.2(a) Distributor shall indemnify, defend and hold the Trust, and each of its present or former trustees, officers, employees, representatives, and any person who controls or previously controlled the Trust within the meaning of
Section 15 of the 1933 Act ("Trust Affiliates"), free and harmless from and against any and all losses, claims, demands, liabilities, damages and expenses (including the costs of investigating or defending any alleged losses, claims, demands, liabilities, damages or expenses, and any counsel fees incurred in connection therewith) which the Trust, or the Trust Affiliates, may incur arising out of or based upon any breach by the Distributor of any representation, warranty or covenant in this Agreement or any untrue, or alleged untrue, statement of a material fact contained in the Trust's registration statement or any prospectus, as from time to time amended or supplemented, or annual or interim report to shareholders or the omission, or alleged omission, to state therein a material fact required to be stated therein or necessary to make the statement not misleading, but only if such statement or omission was made in reliance upon, and in conformity with, information relating to the Distributor and furnished to the Trust or its counsel by the Distributor for the purpose of, and used in, the preparation thereof. Distributor's agreement to indemnify the Trust and the Trust Affiliates shall not be deemed to cover any liability to Distributor to which the Trust would otherwise be subject by reason of its willful misfeasance, bad faith or gross negligence in the performance of its duties, or by reason of its reckless disregard of its obligations and duties, under this Agreement. The Distributor's Agreement to indemnify the Trust and the Trust Affiliates, is expressly conditioned upon the Distributor's being notified of any action brought against the Trust, or the Trust Affiliates, such notification to be given by letter or telegram addressed to Distributor's President, within a reasonable time after the summons or other first legal process giving information of the nature of the claim shall have been served upon the Trust or such person, but the failure so to notify Distributor of any such action shall not relieve Distributor from any liability which Distributor may have to the person against whom such action is brought by reason of any such untrue, or alleged untrue, statement or omission, otherwise than on account of Distributor's indemnity agreement contained in this Section 5.2(a).

      5.2(b) In case any action shall be brought against the Trust or Trust Affiliates in respect of which indemnity may be sought against the Distributor, the Distributor shall have the rights

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and duties given to the Trust, and the Trust and each person so indemnified shall have the rights and duties given to the Distributor, by the provisions of
Section 5.1(b).


6.    OFFERING OF SHARES.

      No Shares shall be offered by either Distributor or the Trust under any of the provisions of this Agreement and no orders for the purchase or sale of such Shares hereunder shall be accepted by the Trust if and so long as the effectiveness of the registration statement then in effect or any necessary amendments thereto shall be suspended under any of the provisions of the 1933 Act, or if and so long as the current prospectus as required by Section 10 of the 1933 Act, as amended, is not on file with the Commission; provided, however, that nothing contained in this Section 6 shall in any way restrict or have an application to or bearing upon the Trust's obligation to repurchase Shares from any shareholder in accordance with the provisions of the prospectus or Declaration of Trust.


7.    TERM.

      7.1 This Agreement shall become effective with respect to each Fund listed on Schedule A hereof as of the date hereof and, with respect to each Fund not in existence on that date, on the date an amendment to Schedule A to this Agreement relating to that Fund is executed. Unless sooner terminated as provided herein, this Agreement shall continue in effect with respect to each Fund until October 15, 2001. Thereafter, if not terminated, this Agreement shall continue automatically in effect as to each Fund for successive annual periods, provided such continuance is specifically approved at least annually by (i) the Trust's Board of Trustees or (ii) the vote of a majority (as defined in the Act) of the outstanding voting securities of a Fund, and provided that in either event the continuance is also approved by a majority of the Trust's Trustees who are not "interested persons" (as defined in the Act) of any party to this Agreement, by vote cast in person at a meeting called for the purpose of voting on such approval.

      7.2 This Agreement may be terminated without penalty with respect to a particular Fund (1) through a failure to renew this Agreement at the end of a term, (2) upon mutual consent of the parties, (3) by the Trust (a) by the vote of a majority of the Trustees of the Trust who are not "interested persons" of the Trust or the Distributor, (b) by the vote of the Board of Trustees of the Trust, or (c) by the vote of a majority (as defined in the Act) of the outstanding voting securities of the Fund, or (4) by the Distributor, in any case without payment of any penalty on not more than 60 days' nor less than 30 days' written notice to the other party (which notice may be waived by the party entitled to such notice). The terms of this Agreement shall not be waived, altered, modified, amended or supplemented in any manner whatsoever except by a written instrument signed by the Distributor and the Trust. This Agreement will also terminate automatically in the event of its assignment (as defined in the Act).

      7.3 If, at any time during the term of this Agreement, the Trust shall deem it necessary or advisable in the best interests of the Trust that any amendment of this Agreement be made in order to comply with any recommendation or requirement of the Commission or other

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governmental authority or to obtain any advantage under Massachusetts or federal tax laws, it shall notify the Distributor of the form of amendment which it deems necessary or advisable and the reasons therefor. If the Distributor declines to assent to such amendment (after a reasonable time), the Trust may terminate this Agreement forthwith by written notice to the Distributor without payment of any penalty. If, at any time during the term of this Agreement, the Distributor requests the Trust to make any change in its governing instruments or in its methods of doing business which are necessary in order to comply with any requirement of federal law or regulations of the Commission, national securities association of which the Distributor is or may become a member, or any other regulator, and the Trust fails (after a reasonable time) to make any such change as requested, the Distributor may terminate this Agreement forthwith by written notice to the Trust without payment of any penalty.

8.    MISCELLANEOUS.

      8.1 The services of the Distributor rendered to the Funds are not deemed to be exclusive. The Distributor may render such services and any other services to others, including other investment companies. The Trust recognizes that from time to time directors, officers, and employees of the Distributor or its affiliates may serve as directors, trustees, officers and employees of other entities (including other investment companies), that such other entities may include the name of the Distributor as part of their name and that the Distributor or its affiliates may enter into distribution, administration, fund accounting, transfer agent or other agreements with such other entities.

      8.2 Distributor agrees on behalf of itself and its employees to treat confidentially and as proprietary information of the Trust all records and other information relative to the Funds and prior, present or potential shareholders of the Funds (and clients of said shareholders), and not to use such records and information for any purpose other than performance of Distributor's responsibilities and duties hereunder, except after prior notification to and approval in writing by the Trust, which approval shall not be unreasonably withheld and may not be withheld when the Distributor is subject to regulatory audit or inspection, when Distributor may be exposed to civil or criminal contempt proceedings for failure to comply, when requested to divulge such information by duly constituted authorities, or when so requested by the Trust. Records and information which have become known to the public through no wrongful act of the Distributor or any of its employees, agents or representatives shall not be subject to this paragraph.

      8.3 This Agreement shall be governed by Wisconsin law (except as to Section 8.4 hereof which shall be construed in accordance with Massachusetts law). To the extent that the applicable laws of the State of Wisconsin, or any of the provisions herein, conflict with the applicable provisions of the Act, the latter shall control, and nothing herein shall be construed in a manner inconsistent with the Act or any rule or order of the Commission thereunder. Any provision of this Agreement which may be determined by competent authority to be prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

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            8.4 Venue for any action arising hereunder shall be Suffolk County,
Massachusetts until either June 1, 1999 or the combined assets of the Trust are $50 million, whichever shall occur first. Thereafter, venue shall be determined in accordance with where the cause of action arises.

      8.5 This Agreement is executed by or on behalf of the Trust with respect to each of the Funds and the obligations hereunder are not binding upon any of the Trustees, officers or shareholders of the Trust individually but are binding only upon the Funds to which such obligations pertain and the assets and property of such Funds. The Trust's Certificate of Trust is on file with the Secretary of State of Massachusetts.

      8.6 Any notice required or to be permitted to be given by either party to the other shall be in writing and shall be deemed to have been given when sent by registered or certified mail, postage prepaid, return receipt requested, as follows (or to such other address as may be designated by the recipient by notice to the other party in accordance herewith): Notice to the Distributor shall be sent to UMB Distribution Services, LLC, 803 West Michigan Street, Suite A, Milwaukee, WI, 53233-2301, Attention: Miriam M. Allison, and notice to the Trust shall be sent to 29 Temple Place, Boston, Massachusetts 02111, Attention:
Kristina Curtis.

      8.7 This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original agreement but such counterparts shall together constitute but one and the same instrument.

      IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by a duly authorized officer as of the day and year first above written.

GREEN CENTURY FUNDS                 UMB DISTRIBUTION SERVICES, LLC
(the "Trust")                       (the "Distributor")



By:                                 By:
   ------------------------             --------------------
       Kristina Curtis                    Miriam M. Allison
       Treasurer                          President

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                                   SCHEDULE A
                                     TO THE
                             DISTRIBUTION AGREEMENT
                                 BY AND BETWEEN
                             THE GREEN CENTURY FUNDS
                                       AND
                         UMB DISTRIBUTION SERVICES, LLC




NAME OF FUNDS                             DISTRIBUTION FEE
-------------                             ----------------

Green Century Balanced Fund               0.25%
Green Century Equity Fund                 0.00%

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